Exhibit 99.3

Chondrial Therapeutics Announces Dosing of First Patients in Phase 1 Clinical Program of CTI-1601 for Treatment of Friedreich’s Ataxia

CTI-1601 granted Rare Pediatric Disease Designation and Fast Track Designation by U.S. FDA

BALA CYNWYD, PA – December 18, 2019 – Chondrial Therapeutics, a clinical-stage biotechnology company focused on developing treatments for rare diseases, with an initial focus on Friedreich’s ataxia (FA), today announced that the first patients have been dosed in a Phase 1 clinical trial to evaluate the safety and tolerability of single ascending doses of CTI-1601. CTI-1601 is a recombinant fusion protein intended to deliver human frataxin to patients with FA, who have decreased levels of frataxin.

“CTI-1601 is designed to address the root cause of Friedreich’s ataxia – low levels of frataxin. The initiation of our Phase 1 clinical program was supported by positive preclinical data and is an important step forward for patients affected by FA, a devastating and progressive disease for which there is no cure,” said Carole Ben-Maimon, MD, President and Chief Executive Officer of Chondrial Therapeutics. “We separately announced today a merger that will provide us with significant resources to advance our development of CTI-1601 and expand our efforts in other rare diseases that may benefit from a cell-penetrating peptide approach.”

The double-blind, placebo-controlled trial will enroll adult patients over age 18 with FA. It will evaluate the safety, tolerability and pharmacokinetics of single ascending doses of subcutaneously administered CTI-1601. Topline data from the Phase 1 clinical program are expected by the end of 2020.

“On behalf of FARA and the FA community, we are grateful to the Chondrial team for their hard work and dedication in advancing CTI-1601 to this important milestone for a debilitating, progressive disease that lacks adequate treatment options and is currently only treated symptomatically,” said Jennifer Farmer, Executive Director of the Friedreich’s Ataxia Research Alliance (FARA). “FARA is committed to assisting Chondrial with recruitment for this trial by reaching out to individuals with FA enrolled in the Friedreich’s Ataxia Global Patient Registry and other awareness efforts.”

Chondrial also announced that the U.S. Food and Drug Administration (FDA) has granted CTI-1601 Rare Pediatric Disease (RPD) Designation and Fast Track Designation. Fast Track Designation is intended to expedite review and facilitate development of drugs which are being developed to treat a serious or life-threatening condition and demonstrate the potential to fill an unmet medical need. With RPD Designation, Chondrial may also qualify for a voucher at the time of a potential future approval of CTI-1601 that can be redeemed to receive a priority review of a subsequent marketing application.

Additional information on the trial can be found on www.clinicaltrials.gov using the identifier NCT04176991.

About Friedreich’s Ataxia

Friedreich’s ataxia (FA) is a debilitating, life-shortening, progressive rare genetic disease that affects multiple body systems, particularly the brain and heart. It is the most common ataxia and is caused by a deficiency of a key protein, frataxin, which is normally present in the mitochondria of all tissues. Children and young adults progressively lose the ability to walk and speak, and their hearts become very thick and weak, and can eventually fail. Although rare, FA is the most common form of hereditary ataxia, affecting about 1 in every 50,000 people.1 There are currently no approved treatments and no cure for FA.

[1]	“Friedreich’s Ataxia Fact Sheet”, NINDS, Publication date June 2018. NIH Publication No. 18-NS-87.

About CTI-1601

Discovered by R. Mark Payne, MD, at Indiana University School of Medicine, CTI-1601 is a recombinant fusion protein intended to deliver human frataxin into the mitochondria of patients with Friedreich’s ataxia (FA), where researchers believe it is processed to mature frataxin and becomes active in mitochondrial metabolism. Due to a genetic abnormality, patients with FA are unable to produce enough of this essential protein. CTI-1601 is the only frataxin replacement therapy in clinical development. The U.S. Food and Drug Administration (FDA) granted orphan drug status to CTI-1601, which is currently in a Phase 1 trial.

About Chondrial Therapeutics

Chondrial Therapeutics is a clinical-stage biotechnology company focused on the treatment of complex rare diseases. The company’s lead compound, CTI-1601, is currently being evaluated in a Phase 1 clinical program as a potential treatment for Friedreich’s ataxia, a rare and progressive genetic disease. Chondrial Therapeutics also plans to use its protein replacement therapy platform to design other fusion proteins to target additional orphan diseases characterized by deficiencies in intracellular bioactive compounds. Learn more at www.chondrialtherapeutics.com.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger transaction involving Zafgen, Inc. (“Zafgen”) and Chondrial Therapeutics, Inc. (“Chondrial”) and may be deemed to be solicitation material in respect of the proposed merger involving Zafgen and Chondrial. In connection with the proposed merger, Zafgen intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement relating to the approval of the merger agreement. Investors and security holders of Zafgen are urged to read these materials when they become available because they will contain important information about Zafgen, Chondrial and the proposed merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Zafgen with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Zafgen by directing a written request to: Zafgen, Inc., 3 Center Plaza, Suite 610, Boston, Massachusetts 02108, Attention: Secretary. Investors and security holders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Zafgen and its directors and executive officers and Chondrial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Zafgen in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Zafgen is also included in Zafgen’s definitive proxy statement in connection with its 2019 Annual Meeting of Stockholders filed with the SEC on April 26, 2019. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Secretary of Zafgen at the address above.

Chondrial Forward-Looking Information is Subject to Risks and Uncertainty

This communication contains forward-looking statements based upon Chondrial’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company; the combined company’s expected cash position at the closing of the proposed merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; and other statements that are not historical fact. Actual results and the timing of events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain stockholder approval for the proposed merger, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of Zafgen and Chondrial to consummate the proposed merger; (iii) risks related to Zafgen’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (v) the risk that as a result of adjustments to the exchange ratio, Zafgen stockholders and Chondrial stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Zafgen’s common stock relative to the exchange ratio; (vii) unexpected costs, charges, expenditures or expenses resulting from the proposed merger; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (ix) Zafgen’s ability to retain personnel as a result of the announcement or completion of the proposed merger; and (x) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger, including with respect to future financial and operating results. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Zafgen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC, and in other filings that Zafgen makes and will make with the SEC in connection with the proposed merger, including the proxy statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Chondrial expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contact:

Krystle Gibbs

Ten Bridge Communications

(508) 479-6358

krystle@tenbridgecommunications.com

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